UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2015
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On September 22, 2015, the Boards of Directors of Community Bancorp. (the “Company”) and its wholly-owned subsidiary, Community National Bank (the “Bank”) unanimously appointed Patrick Malone, age 55, to the Boards of Directors of the Company and the Bank.  Mr. Malone will fill the vacancy created by the recent resignation of long-serving director Peter Murphy, with a term expiring at the Company’s 2016 Annual Meeting of Shareholders.  Mr. Malone has been appointed to serve on the Compensation Committee of the Company’s Board and on the Risk Management and Human Resources Committees of the Bank’s Board.

Mr. Malone is the owner and manager of Malone Properties where he has gained extensive knowledge and experience with renovating, rehabilitating and managing industrial, commercial and office properties. Previously, Mr. Malone owned and operated Windshield World and Woodbury Auto Sales. Mr. Malone is a graduate of Montpelier High School and attended Vermont Technical College and UVM.  He currently resides in Calais, Vt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: September 28, 2015	By:	/s/ Stephen P. Marsh
Stephen P. Marsh, Chairman,
President & Chief Executive Officer